Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Burford Capital Limited:

•	Registration Statement (Form S-8 No. 333-249328) pertaining to the 2016 Long-Term Incentive Plan, and
•	Registration Statement (Form S-8 No. 333-259493) pertaining to the Buford Capital Limited 2021 Non-Employee Directors’ Share Plan

of our report dated March 29, 2022, with respect to the consolidated financial statements of Burford Capital Limited, included in this Annual Report (Form 20-F/A) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Guernsey, Channel Islands

March 29, 2022